Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-226695, 333-221463, 333-219572, 333-170049, 333-142914 and 333-118127) of our report dated March 15, 2021, with respect to the consolidated financial statements and financial statement schedule II of Willis Lease Finance Corporation.

/s/ KPMG LLP
Fort Lauderdale, Florida
March 14, 2022